UNITED STATES OF AMERICA

The State of Washington

Secretary of State

I, KIM WYMAN, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF CONVERSION

From

HARBOR CUSTOM HOMES, LLC, a/an LIMITED LIABILITY COMPANY

to

HARBOR CUSTOM HOMES, INC., a/an PROFIT CORPORATION, effective on the date indicated below.

Effective Date: 10/01/2018
UBI Number: 603 376 790

Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

Kim Wyman

Kim Wyman, Secretary of State

Date Issued: 09/05/2018

FILED
Secretary of State
State of Washington
Date Filed: 08/31/2018
Effective Date: 10/01/2018
UBI No: 603 376 790

ARTICLES OF ENTITY CONVERSION

for

Harbor Custom Homes, LLC,
a Washington limited liability company

into

Harbor Custom Homes, Inc.,
a Washington corporation

THESE ARTICLES OF ENTITY CONVERSION are entered into on August 27, 2018, by the Sole Member and Manager of Harbor Custom Homes, LLC, a Washington limited liability company, which under the laws of the State of Washington is converting into a Washington corporation.

1. Name and jurisdiction of organization of constituent entity and resulting entity:

   Name of constituent entity: Harbor Custom Homes, LLC, a Washington limited liability company.

   Name of resulting entity: Harbor Custom Homes, Inc., a Washington corporation.

2. A plan of conversion has been adopted by the constituent entity in compliance with the laws of the jurisdiction governing the constituent entity.

3. Location of Plan of Conversion: the entire plan of conversion is located at the corporate office of the company.

4. Signature:

Harbor Custom Homes, LLC,
a Washington limited liability company.

Sterling Griffin
Sole Member and Manager

Work Order #: 2018083000405854 - 1
Received Date: 08/30/2018
Amount Received: $190.00

Office of the Secretary of State
Corporations & Charities Division

Washington Profit Corporation

See attached instructions

- [x] **Filing Fee $180.00**
- [ ] **Filing Fee with Expedited Service $230.00**

This Box For Office Use Only

UBI Number:

ARTICLES OF INCORPORATION

Chapter 23B RCW

ARTICLE 1

NAME OF CORPORATION:

Harbor Custom Homes, Inc.

(Must contain one of the following corporate designations: Corporation, Incorporated, Limited or Company, or an abbreviation Corp., Inc., Ltd., or Co.)

ARTICLE 2

NUMBER OF AUTHORIZED SHARES: 60,000,000.

(Minimum of one (1) share must be listed)

ARTICLE 3

CLASS OF SHARES: *(If no selection is made, class defaults to common stock)*

- [x] Common Stock
- [x] Preferred Stock *(If preferred is checked, an attached description is required)*

ARTICLE 4

EFFECTIVE DATE OF INCORPORATION: *(Please check one of the following)*

- [ ] Upon filing by the Secretary of State
- [x] Specific Date: October 1, 2018 *(Specified effective date must be within 90 days AFTER the Articles of Incorporation have been filed by the Office of the Secretary of State)*

ARTICLE 5

TENURE: *(Please check one of the following and indicate the date if applicable)*

- [x] Perpetual existence
- [ ] Specific term of existence ______________ *(Number of years or date of termination)*

Work Order #: 2018083000405854 - 1
Received Date: 08/30/2018
Amount Received: $190.00

ARTICLE 6

DESIGNATION OF REGISTERED AGENT: ***COMPLETE ITEM 1, 2, OR 3***

1. Are you using a Commercial Registered Agent (as defined in RCW 23.95.105(3))?

Yes: ☐ If yes, complete this section and then proceed to Consent of Registered Agent below.

No: ☐ If no, skip to item 2 below.

Name of Commercial Registered Agent: __________

2. Are you using a Noncommercial Registered Agent (as defined in RCW 23.95.105(21))?

Yes: ☐ If yes, complete this section and then proceed to Consent of Registered Agent below.

No: ☐ If no, skip to item 3 below.

Name of Noncommercial Registered Agent: __________

Physical Address in WA: __________

Alternate Mailing Address in WA: __________

3. Are you using an Office or Position in the entity to serve as agent (as defined in RCW 23.95.105(21)(b))?

Yes: ☒ If yes, complete this section and then proceed to Consent of Registered Agent below.

Office or Position service as Agent: Sterling Griffin

Physical Address in WA: 11505 Burnham Dr. NW, Suite 301, Gig Harbor, WA 98332

Alternate Mailing Address in WA: __________

CONSENT SIGNATURE REQUIRED IN ADDITION TO COMPLETING ITEM 1, 2, or 3 ABOVE (RCW 23.95.415(2))

I hereby consent to serve as Registered Agent in the State of Washington for the above named entity. I understand it will be my responsibility to accept service of process, notices, and demands on behalf of the entity; to forward mail to the entity; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

X [signature]	Sterling Griffin	08/27/2018	(253) 649-0636
Signature of Registered Agent	Printed Name	Date	Phone

ARTICLE 7

NAME AND ADDRESS OF EACH INCORPORATOR:

(If necessary, attach additional names and addresses)

Name: Sterling Griffin

Address: 11505 Burnham Drive NW, Suite #301

City Gig Harbor State WA Zip Code 98332

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

X [signature]	Sterling Griffin	08/27/2018	(253) 649-0636
Signature of Incorporator	Printed Name/Title	Date	Phone Number

Work Order #: 2018083000405854 - 1
Received Date: 08/30/2018
Amount Received: $190.00

DESCRIPTION OF PREFERRED STOCK
OF
HARBOR CUSTOM HOMES, INC.

These Articles of Incorporation authorize the issuance of Preferred Stock.

The following is a description of the rights, privileges, preferences and restrictions of the Preferred Stock:

The Preferred Stock may be issued from time to time in one or more series. The Corporation's Board of Directors (the "Board of Directors") is authorized, within the limitations and restrictions stated in these Articles of Incorporation, to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock or any series thereof with respect to any wholly-unissued series or class of Preferred Stock, and to fix the number of shares constituting any such series and the designation thereof (each, a "Preferred Stock Designation"). Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in a Preferred Stock Designation or the Corporation's Articles of Incorporation or otherwise ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to, pari passu with, (including , without limitation, inclusion in provisions with respect to acquisition preferences, dividend rights, rights and preferences upon dissolution and liquidation, conversion features, redemption and/or approval of matters by vote or written consent and any other relative, participating, optional, or other special powers, preferences, rights, qualifications, or restrictions thereof), or senior to, any of those of any present or future class or series of Preferred Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

Work Order #: 2018083000405854 - 1
Received Date: 08/30/2018
Amount Received: $190.00

SOS
Office of the Secretary of State Corporations & Charities Division

COVER SHEET FOR CONVERSION OF BUSINESS ENTITY

The undersigned, under penalties of perjury, do hereby attest to the conversion and/or domestication of the specified entity by virtue of the selections and information provided below.

Converting from: *(current domicile and entity type)*

⇩ **Choose 1 domicile** *(required)*

✓	Domestic (Washington)
☐	Foreign *(list domicile below)* ______

⇩ **Choose 1 entity type** *(required)*

	Entity type	Governing statute
☐	Profit Corporation	RCW 23.B
✓	Limited Liability Company (LLC)	RCW 25.15
☐	Limited Partnership (LP or LLLP)	RCW 25.10
☐	Limited Liability Partnership (LLP)	RCW 25.05
☐	unincorporated entity	
☐	Other: *(list below)* ______	

Converting to: *(new domicile and entity type)*

⇩ **Choose 1 domicile** *(required)*

✓	Domestic (Washington)
☐	Foreign *(list domicile below)* ______

⇩ **Choose 1 entity type** *(required)*

	Entity type	Governing statute
✓	Profit Corporation	RCW 23.B
☐	Limited Liability Company (LLC)	RCW 25.15
☐	Limited Partnership (LP or LLLP)	RCW 25.10
☐	Limited Liability Partnership (LLP)	RCW 25.05
☐	unincorporated entity	
☐	Other: *(list below)* ______	

1. Current name of entity: Harbor Custom Homes, LLC
2. UBI# (if available): 603 376 790
3. Name of new entity: Harbor Custom Homes, Inc.
4. Date conversion is to be effective: October 1, 2018
5. Street and mailing address for service of process if converted organization is foreign: ______

______

______

City______ State or Country______ Postal Code______

✱Attach required documents per RCW Articles of Conversion, Articles of Incorporation.

X (signature)	Sterling Griffin	Manager	8/27/2018	(253)649-0636
Signature	Printed Name	Title	Date	Phone Number

Work Order #: 2018083000405854 - 1
Received Date: 08/30/2018
Amount Received: $190.00